UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: December 3, 2007

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events

AMR Corporation is filing herewith a press release issued on December 3, 2007 by American Airlines, Inc. as Exhibit 99.1, which is included herein.  This press release was issued to report November traffic for American Airlines, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  December 4, 2007

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

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Exhibit 99.1

CONTACT:	Tim Smith
Corporate Communications
Fort Worth, Texas
817-967-1577
corp.comm@aa.com

FOR RELEASE: Monday, Dec. 3, 2007

AMERICAN AIRLINES REPORTS NOVEMBER TRAFFIC

FORT WORTH, Texas – American Airlines, the world’s largest airline, reported a November load factor of 81.2 percent – an increase of 1.5 points compared to the same period last year.  Traffic increased 4.1 percent year over year as capacity increased 2.2 percent.
Domestic traffic increased 1.9 percent year over year on 1.9 percent more capacity.  International traffic increased by 8.4 percent relative to last year on a capacity increase of 2.8 percent.
American boarded nearly 8.0 million passengers in November.

About American Airlines
American Airlines is the world's largest airline.  American, American Eagle and the AmericanConnection® airlines serve 250 cities in over 40 countries with more than 4,000 daily flights.  The combined network fleet numbers more than 1,000 aircraft.  American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers.  American Airlines is a founding member of the oneworld® Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own.  Together, its members serve nearly 700 destinations in over 140 countries and territories.  American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation.  AmericanAirlines, American Eagle, the AmericanConnection® airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

Detailed traffic and capacity data are on the following page.

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AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES
	November
		2007	2006	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM		11,145,991	10,708,576	4.1%
	D.O.T. DOMESTIC	7,292,772	7,153,350	1.9
	INTERNATIONAL	3,853,219	3,555,226	8.4
	ATLANTIC	1,528,901	1,392,471	9.8
	LATIN AMERICA	1,870,817	1,722,185	8.6
	PACIFIC	453,501	440,570	2.9
AVAILABLE SEAT MILES (000)
SYSTEM		13,722,663	13,430,828	2.2%
	D.O.T. DOMESTIC	8,915,745	8,752,708	1.9
	INTERNATIONAL	4,806,918	4,678,120	2.8
	ATLANTIC	1,904,316	1,848,070	3.0
	LATIN AMERICA	2,344,073	2,267,230	3.4
	PACIFIC	558,529	562,821	-0.8
LOAD FACTOR
SYSTEM		81.2%	79.7%	1.5	Pts
	D.O.T. DOMESTIC	81.8	81.7	0.1
	INTERNATIONAL	80.2	76.0	4.2
	ATLANTIC	80.3	75.3	5.0
	LATIN AMERICA	79.8	76.0	3.8
	PACIFIC	81.2	78.3	2.9
PASSENGERS BOARDED		7,980,054	7,697,959	3.7%

SYSTEM CARGO TON MILES (000)		180,140	193,026	-6.7%

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AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES
	YEAR-TO-DATE November
		2007	2006	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM		127,182,914	128,041,877	-0.7%
	D.O.T. DOMESTIC	82,766,602	83,614,949	-1.0
	INTERNATIONAL	44,416,312	44,426,929	0.0
	ATLANTIC	18,414,268	18,509,786	-0.5
	LATIN AMERICA	20,850,322	20,027,479	4.1
	PACIFIC	5,151,722	5,889,664	-12.5
AVAILABLE SEAT MILES (000)
SYSTEM		155,607,991	159,596,076	-2.5%
	D.O.T. DOMESTIC	99,542,632	102,150,632	-2.6
	INTERNATIONAL	56,065,359	57,445,443	-2.4
	ATLANTIC	22,988,764	23,171,655	-0.8
	LATIN AMERICA	26,889,330	26,685,884	0.8
	PACIFIC	6,187,266	7,587,904	-18.5
LOAD FACTOR
SYSTEM		81.7%	80.2%	1.5	Pts
	D.O.T. DOMESTIC	83.1	81.9	1.2
	INTERNATIONAL	79.2	77.3	1.9
	ATLANTIC	80.1	79.9	0.2
	LATIN AMERICA	77.5	75.0	2.5
	PACIFIC	83.3	77.6	5.7
PASSENGERS BOARDED		90,237,376	90,076,864	0.2%

SYSTEM CARGO TON MILES (000)		1,942,003	2,033,376	-4.5%

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